SCHEDULE 14C/A


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. ______)


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|X|   Preliminary Information Statement

|_| Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement


                         TRIDON ENTERPRISES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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(1)   Title of each class of securities to which transActions applies:

(2)   Aggregate number of securities to which transactions apply:

(3) Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11:

(4)   Proposed maximum aggregate value of transactions:
      $

(5)   Total fee paid:
      $

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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(1)   Amount previously paid:

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


                         TRIDON ENTERPRISES INCORPORATED
                  Room 1305, 13/F Progress Commercial Building,
                               7-17 Irving Street,
                             Causeway Bay, Hong Kong

                              INFORMATION STATEMENT


                               June __, 2002


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General


This Information Statement is first being furnished on or about June , 2002 to shareholders of record as of the close of business on February 28, 2002 (the "Record Date") of the common stock, $0.001 par value per share (the "Common
Stock") of Tridon Enterprises Incorporated ("Tridon" or the "Company") in connection with the following (the "Actions"):

     1. Amendment of the Articles of Incorporation to increase the total number of authorized shares of common stock from 100,000,000 to 2,000,000,000. We are increasing the number of authorized shares so that we have enough shares available for the conversion of the 10,000,000 Series B convertible preferred which are convertible into 900,000,000 shares of common stock that we issued in connection with the acquisition of Alpha Sky Investment on December 9, 2002 (the "Acquisition"). Because the increase in authorized shares is related to the Acquisition, we are also providing information regarding Acquisition with Alpha Sky Investment United.

     2. Amendment of the Articles of Incorporation, as amended, changing the name of the Company from Tridon Enterprises, Inc. to Alpha Spacecom, Inc.


         The Board of Directors has approved, and a majority of the shareholders (the "Consenting Shareholders") representing 50,000,000 shares of the 99,115,169 shares outstanding of the Common Stock as of the Record Date, representing 50.5% of the issued and outstanding shares, have consented in writing, to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Colorado Corporation Act and Tridon By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to the other shareholders of Tridon for a vote and this Information Statement is being furnished to shareholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

         This Information Statement contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Tridon will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. Tridon will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Tridon's Common Stock.

         The principal executive office of Tridon is located at Room 1305, 13/F Progress Commercial Building, 7-17 Irving Street, Causeway Bay, Hong Kong.




          AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE
                    NUMBER OF AUTHORIZED SHARES OUTSTANDING

         The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation, as amended, of Tridon (the "Share Amendment") to increase the total number of authorized Common Stock from 100,000,000 to 2,000,000,000. The text of the Share Amendment is attached as Appendix A and is incorporated herein by reference.

Reasons for Share Amendment

         We currently do have enough authorized and unreserved shares to cover the conversion of the Series B Convertible Preferred Stock issued in the Acquisition. We need to increase the total number of authorized shares so that we have enough shares available to issue upon the conversion of the Preferred Shares we issued in connection with the acquisition of the equity interests in Accuhigh Investments Limited, a British Virgin Islands company and Tidy Sum Investments Limited, a British Virgin Islands. We acquired these equity interests by issuing 10,000,000 shares of our Series B Convertible Preferred Stock which are convertible into 900,000,000 shares of our Common Stock. Until we increase the number of authorized shares we will not have enough shares to satisfy the conversion of the Series B Preferred Stock.

         Further, the Board of Directors also believes that it is desirable to have additional authorized shares of Common Stock available for possible future financing, for possible acquisition transactions and other general corporate purposes. Having such additional authorized shares of Common Stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting unless such action were specifically required by applicable law or rules of any securities market were are securities may be traded. At this time, the Board of Directors has no plans, agreements, understanding or arrangements or commitments to issue any additional shares of Common Stock.

Possible Anti-takeover Effects

         Other than its current commitment to issue 900,000,000 of common stock upon the conversion of the Series B Convertible Preferred Stock issued in the Acquisition, the Board of Directors is not aware of any threat to obtain control the Company by means of merger, tender offer, solicitation in opposition to management or otherwise and has no plans, agreements, or commitments to issue any additional shares of Common Stock. The following chart shows the Company's current capitalization and proposed capitalization on the effective date of the Share Amendment.


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



    Current Number of Authorized Common Stock              100,000,000

     Current Number of Outstanding shares of                99,115,169
                 Common Stock

     Current Total Number of unissued and                    884,831
       unreserved shares of Common Stock

              Proposed Increase                           2,000,000,000

        Total Number Shares Outstanding upon               999,115,169
     Conversion of the Series B Preferred Stock
             Issued in the Acquisition

        Total Number of unissued and unreserved           1,000,884,838
        shares after effective date of the Share
                    Amendment

         Because of the proposed increase in capitalization, the authorization or issuance of additional Common Stock may be viewed as being an anti-takeover device. In the event of a proposed merger, tender offer, or attempt to gain control of the company, which the Board of Directors does not believe to be in the best interests of the company or its shareholders, the board could issue additional common stock that could make any such takeover attempt more difficult to complete by causing dilution to the person attempting to gain control of the Company. While this may be beneficial to management in a hostile tender offer, it may have an adverse impact on the shareholders that may want to participate in such a tender offer.

         Our  current   Certificate  of  Incorporation   does  not  contain  any
anti-takeover provisions. Neither our charter or by-laws provide for cumulative voting.

         The Share Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Colorado, which will occur on or about July 30, 2002. Under federal securities, laws, Tridon cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.


Information Regarding The Share Exchange Agreement And The Share Exchange

         In the judgment of the Board of Directors, the Acquisition has enabled the Company to acquire a business in a fast growing market with experienced management. The Acquisition became effective on December 9, 2001 (the "Closing Date"). The Share Exchange Agreement is attached as Appendix A and is incorporated herein by reference.

         Pursuant to the Share Exchange Agreement, on the Closing Date, Tridon acquired from Alpha Sky Investment Limited ("Alpha"), all of its equity interests in Accuhigh Investments Limited, a British Virgin Islands company ("Accuhigh") and Tidy Sum Investments Limited, a British Virgin Islands company ("Tidy") (collectively, the "Immediate Companies") in exchange for 10,000,000 shares of Series B convertible preferred stock which are convertible into 900,000,000 shares of common stock of the Company. As a result of the Share Exchange Agreement, Tridon assumed the operations of Alpha.

         On the Closing, Brian Brick resigned from the board of directors and Fung Sien and Wai Man Yu became members of the board of directors. The directors then elected Xuedong Hu as the Chairman of the Board and Chief Executive Officer and appointed Mr. Brick as the Chief Operating Officer.

Evaluation of the Acquisition by the Board of Directors

          In October 2001, when the Board of Directors considered the Acquisition, the Board of Directors consisted of one director, Mr. Brian Brick. Mr. Brick's, review and evaluation the Acquisition was based upon his review of the financial statements, assets and liabilities, business plan of Alpha, along with interviews with management of Alpha. Mr. Brick also had conversations with personnel from Lockheed Martin regarding the possibility of Lockheed supplying the satellites need for Alpha to build out its ka band network. Mr. Brick also evaluated the consideration of 10,000,000 shares of Series B Convertible Preferred Stock, convertible into 900,000,000 of common stock or 90% of the Company's total outstanding shares and determined that is was as fair, from a financial point of view. The average trading prices of the Company's common stock on The-Over-the-Counter-Bulletin Board in the month of October was $.08 per share. Because of the limited trading volume the shares were valued at 20% below the market price for an amount of $.06 per share.

         As part of his deliberations, Mr. Brick determined that the Acquisition is substantively and procedurally fair to the public shareholders, in view of
(i) recent public capital market trends affecting micro-cap companies, (ii) the latest market trends in the markets (iii) the state of the Company's current operations, and (iv) the synergy that could be developed between the two companies.

Summary of the Share Exchange

         This summary highlights material information relating to the Acquisition and may not contain all of the information that is important to you. Shareholders are urged to read the full text of the Share Exchange Agreement in its entirety.


         TRIDON

         Tridon, was organized under the laws of the State of Colorado. We were organized to develop and market provide long distance telecommunications, voice and data services.


         Since the closing date of the Acquisition, our newly appointed Chief Executive Officer, Mr. Xuedong Hu can be reached at our executive office, Room 1305, 13/F Progress Commercial Building, 7-17 Irving Street, Causeway Bay, Hong Kong. 011-852-29722772.

         ALPHA


         Background


         Alpha is a company organized under the laws of the British Virgin Islands and is engaged in the operation of a satellite related business in the People's Republic of China. Alpha Spacecom Company Limited ("ASC") is the operating subsidiary of Alpha. ASC was incorporated in Hong Kong in December of 1998. ASC is a development stage company and is in the business of developing a


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


Ka band communication satellite system that will provide broadband telecommunications services to China and its neighboring Asia Pacific countries. All of Alpha's operations are carried out through the Immediate Companies, Accuhigh and Tidy Sum.


         Technology

         The Ka band geosynchronous satellite system will provide a wide bandwidth, high data throughput, low cost, and high efficiency broadcast and communications platform. The term "Ka-band" refers to the range of frequency at which a satellite communicates. There are three bands which are commonly used in geosynchronous satellite telecommunications: Ku-band, C-band, and Ka-band. FSS Ku-band covers the range between 12.25 and 12.75 GHz downlink and is typically used for television broadcast and telecommunications with a beam coverage of a subcontinent. The relatively high power of Ku-band satellite enables the receiver dish to be significantly smaller than the one required by C-band. In contrast, C-band satellites, which use the frequency range between 3.7 and 4.2 GHz downlink, are able to reach relatively larger coverage areas but require a receiver dish much larger in diameter. Ka-band operates in the range of 20 to 30 GHz. It is used by broadband multimedia companies because it has sufficient bandwidth to support the demands of broadband multimedia applications. The wide frequency bandwidth allows data to be transmitted at a relatively higher data rate and allows for interactive broadband services. NASA's ACTS satellite system is capable of gigabit-per-second communication. According to the Vision group, the commercial use of these systems are capable of transmitting 1.5 Megabytes per second which is 150 times as fast as data can be transmitted over phone lines. Ka-band, for example, can be used with any of the orbits. Ka-band is preferred because it offers 4-7 times the spectrum of other bands, thus allowing it to deliver higher bandwidth. The bandwidth is necessary due to the types of services that may run on the network. These services include:

         Market Overview

         China is a large country with the largest television audience in the world with approximately 300 million viewers. Television viewing is also the primary home entertainment in China. The viewing habits, and viewing interest vary from region to region in China, as education level, demographics, nationalities, culture, dialects, languages, and tradition differ in different parts of the country. This has resulted in a segmented market that the traditional means of television broadcast does not adequately address. An interactive and video on demand type system would address many of the needs of this segmented market. A platform that can provide high bandwidth, high data rate, low cost, and interactivity is a necessity. The Alphacom System provides a broadband Satellite-Pay-Per-View ("SPPV") platform to enable interactivity and video on demand.

         ASC has been working with the China's State Administration of Radio, Film and Television ("SARFT") and China Broadcasting Film Television Satellite Company ("CBSat") for the past two years in an effort to develop a broadband SPPV platform. Further, with China's entry into World Trade Organization, it is projected that China's media market may gradually open up, which means more and more foreign media companies can enter into the China market. These media companies need a low cost and high capacity platform to bring their television programs to the Chinese viewers. Management believes that once developed, the Alphacom System will address this growth need.

         The Alphacom System is not only limited to SPPV platform. Vice Minister Lu Xinkui of China's Ministry of Information Industry (MII), at the second IT Forum organized by China Computerworld, one of the largest IT media groups in the nation, asserted that, as broadband data becomes more important in the telecom market, driven by users' demand for more data at a faster speed, China's IT industry revenue is expected to double in the next four years to US$240 billion. According to the latest statistics released on December 3, 2001 by China Internet Network Information Center, China's internet bandwidth of international exit was up to 5724 MHz by the end of September, 2001, nearly twice a much as in the prior year.

         Management of Alpha believes that once developed, the Alphacom System will be able to satisfy this demand in a very cost-effective way compared to the terrestrial counterpart. The system will serve to provide extension and backup to the terrestrial means -- fixed and mobile -- as well as the "last mile" connectivity, thanks to its unique capability of reach and the inherent advantage of availability.

         Business Partners

         Pursuant to the terms of a Memorandum of Understanding, Lockheed Martin Commercial Space Systems is working with ASC to develop a system design and commercial proposal to meet ASC's requirements for the Alphacom System. Under a turnkey contract, Lockheed will provide design, supply, installation and integration of the ground network and satellite(s), including launch vehicles for implementation of the Alphacom System.

         Pursuant to the terms of a Memorandum of Understanding with CBSat, a division of the SARFT, ASC is developing a project to construct, launch, maintain and operate KA band satellites for distribution of news, sports, entertainment, and SPPV services in China.

         The Company also has a five percent (5%) equity interest in each of Vertex Corporation, Vertex Corporation Marketing, Tridon Energy Resources, Tridon Communications and Tridon Com.com.

         Experienced Team

         ASC has a team of experienced experts in the fields of satellite manufacturing, launch vehicle integration, finance, Ka system design, telecommunications, and market development. Over the past four years, the team was working closely with the broadcasters and telecom service providers in China to come up with an optimum solution for the various applications and needs for broadband communications. Certain statements contained herein that are not related to historical results, including, without limitation, statements regarding the Company's business plan and objectives, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and involve risks and uncertainties. Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, competition from other similar businesses, and market and general policies, competition from other similar businesses, and market and general economic factors. All forward-looking statements contained in this Form 8-K are qualified in their entity by this statement.

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




Regulatory Approval

         Regulatory   approval   was  not  required  for the consummation of the
Acquisition.



        MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

OVERVIEW

         As a result of the Acquisition, upon conversion of the convertible preferred stock issued to Alpha, Alpha will own a majority of our outstanding stock. For accounting purposes, this Acquisition is treated as a recapitalization of Tridon Enterprises, Inc. with Alpha Sky Investment Limited as the acquirer.

PLAN OF OPERATIONS

         The earnings of Alpha for the year ended 2000 were negative as a result of management's strategy to invest in research and development for the start-up costs associated with the building out of the Company's communication satellite system. The goal of these expenditures was to begin the development and building-out of an SPPV platform and for the development and construction of the Alphacom System.

         Our current strategy is to leverage our cooperation with SARFT and CBSat to develop and implement the SPPV platform. Plans for expansion are expected to be funded through current working capital from ongoing sales. However, significant growth will require additional funds in the form of debt or equity, or a combination thereof. However, there can be no assurance these funds will be available.

         Our growth strategy also includes strategic acquisition in addition to growing its current business. A significant acquisition will require additional financing. There can be no assurance that we can obtain such financing.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2002

         We are in our development stage and we have not generated any revenues since we began our operations.

         Net operating loss increased to ($231,500) for the quarter ended March 31, 2002 compared to ($63,351) for the quarter ended March 31, 2001 due to additional research and development expense.

FINANCIAL CONDITION, LIQUIDITY, CAPITAL RESOURCES

         Net cash used in the operations of Alpha during the quarter ended March 31, 2002 was $34,748, which was a decrease of $22,673 from the same period in 2001. However, due to the increase in project development expenses in this quarter, increase in payable and accrued expenses were $190,715 in the quarter ended March 31, 2002 compared to no increase in this category in fiscal 2001. Net cash received from financing activities was $32,353 which was $25,808 less than the same period in 2001.

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


         We will continue to rely upon external financing sources to meet the cash requirements of our ongoing operations. Management is currently seeking to raise additional funding in the form of equity or debt, or a combination thereof. However, there is no guarantee that we will raise sufficient capital to execute our business plan. To the extent that we are unable to raise sufficient capital, our business plan will require substantial modification and our operations will be curtailed.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2001

         We are in our development stage and we have not generated any revenues since we began our operations.

         Net operating loss increased to $ 419,817 for the year December 31, 2001 compared to $ 229,466 for year ended December 31, 2000 due to additional research and development expense.


FINANCIAL CONDITION, LIQUIDITY, CAPITAL RESOURCES

         Net cash used in the operations of Alpha during fiscal year 2001 was $268,105, which was a $67,659 increase or 25% from fiscal 2000. The increase is due to an increase in further project development expenses. Alpha used the cash received from operating activities to fund the acquisition of property and equipment used in day to day operations of $2,244 and net cash received from financing activities was $72,823 which was $57,339 more than the same period in 2000 for the fiscal year 2001.

         We will continue to rely upon external financing sources to meet the cash requirements of our ongoing operations. Management is currently seeking to raise additional funding in the form of equity or debt, or a combination thereof. However, there is no guarantee that we will raise sufficient capital to execute our business plan. To the extent that we are unable to raise sufficient capital, our business plan will require substantial modification and our operations will be curtailed.

         Our auditors have issued their report that contains an explanatory paragraph as to our ability to continue as a going concern. We are currently addressing our liquidity problem by the following actions: (i) implementing plans to further reduce operating costs; and continually seeking investment capital through the public and private markets.

         There is no guarantee that any of these strategies will enable the company to meet its obligations for the foreseeable future.



           AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE
                              NAME OF THE COMPANY

         The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation, as amended, of Tridon (the "Name Amendment") to change the name of the Company from "Tridon Enterprises, Inc." to "Alpha Spacecom, Inc." The text of the Name Amendment is included on Appendix B and is incorporated herein by reference.

         In the judgment of the Board of Directors, the change of Tridon's corporate name is desirable in view of the resent acquisition by Tridon pursuant to the Share Exchange Agreement dated as of December 9, 2001 by and among the Company, Tridon Trust and Alpha Sky Investment Limited.


         The Name Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Colorado, which will occur on or about July 30, 2002. Under federal securities, laws, Tridon cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.





                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Persons Entitled to Notice/Dissenters' Rights

         The Record Date for the determination of the shareholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on February 28, 2002. As of February 28, 2002, there were 99,115,169 outstanding. The Actions have been duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

         The Colorado Business Corporation Act does not provide for dissenters' rights in connection with the adoption of the Actions.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the ownership of the Common Stock as of February 28, 2002 by: (i) each director;
(ii) each of the executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by Tridon to be beneficial owners of more than 5% of the Common Stock. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security, but securities subject to options, warrants or conversion rights owned by others (even if exercisable or convertible within sixty days) are not deemed to be outstanding shares. The address of those individuals for which an address is not otherwise indicated Room 1305, 13/F Progress Commercial Building, 7-17 Irving Street, Causeway Bay, Hong Kong.

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


                                                   Beneficial Ownership
                                            -----------------------------------
                                              Number of               Percentage
                                               Shares                  Ownership
                                             -----------              ----------
Directors and Officers
Paul Eberling                                15,000,000                  15.1%
The Anklor Children's Insurance Trust        15,000,000                  15.1%
Tridon Trust                                 15,000,000                  15.1%
Xuedong Hu*                                       --                      --
All Directors and Executive
  Officers (4 persons)                            --                      --




                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Xuedong Hu
                                            -----------------------------------
                                            Xuedong Hu, Chief Executive Officer





-----------------------

* In connection with the closing under the Share Exchange Agreement Mr. Hu as beneficial owner of Alpha, acquired 9,124,445 shares of Series B Convertible Preferred Stock which are convertible into 821,200,000 shares of common stock of the Company. Upon conversion, the 821,200,000 will be owned indirectly through Mr. Hu's controlling interest in the following entities; (i) 511,200,000 through Alpha Sky Investment Limited, (ii) 10,000,000 through Project Connect Limited (iii) 20,000,000 through Sino Advantage Limited, (iv) 40,000,000 through Sparkle Success Limited, (v) 50,000,000 through Choice Rich Investments Limited, (vi) 90,000,000 through Glory Asset Investments Limited, and (vii) 100,000,000 through Success Day Investments Limited.

                            CERTIFICATE OF AMENDMENT

                         OF ARTICLES OF INCORPORATION OF

                         TRIDON ENTERPRISES INCORPORATED

                             a Colorado Corporation

The undersigned certifies that:

1.   He is the Chief Executive Officer of Tridon Enterprises Incorporated.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

         "The name of this corporation shall be: "Alpha Spacecom, Inc."

1. Article II of the Articles of Incorporation of this corporation is amended to read as follows:

         "The total number of authorized common stock shall be 2,000,000,000."

2. The foregoing amendments of Articles of Incorporation has been duly approved by the board of directors and a majority of the shareholders of this corporation.

         We further declare under penalty of perjury under the laws of the State of Colorado that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:    July ___, 2002






                                      -----------------------------------
                                      Xuedong Hu, Chief Executive Officer

                          ALPHA SKY INVESTMENT LIMITED
                                AND SUBSIDIARIES
                          (A Development Stage Company)



                          Index to Financial Statements

CONSOLIDATED FINANCIAL STATEMENTS, DECEMBER 31, 2001 AND 2000

Independent Auditors' Report........................................    F-2

Consolidated Balance Sheets.........................................    F-3

Consolidated Statements of Operations...............................    F-4

Consolidated Statements of Shareholders' Deficiency.................    F-5

Consolidated Statements of Cash Flows............................... F-6 - F-7

Notes to Consolidated Financial Statements.......................... F-8 - F-16


CONSOLIDATED FINANCIAL STATEMENTS, MARCH 31, 2002 AND 2001 (Unaudited)

Consolidated Balance Sheets.........................................    F-17

Consolidated Statements of Operations...............................    F-18

Consolidated Statements of Shareholders' Deficiency.................    F-19

Consolidated Statements of Cash Flows...............................    F-20

Notes to Consolidated Financial Statements.......................... F-21 - F-24

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Alpha Sky Investment Limited and Subsidiaries
British Virgin Islands


We have audited the accompanying consolidated balance sheets of Alpha Sky Investment Limited and Subsidiaries (the "Company"), as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' deficiency and cash flows for the years ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpha Sky Investment Limited and Subsidiaries, as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 2, the Company has been in the development stage since its inception of December 9, 1998. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


Spear, Safer, Harmon & Co.

Miami, Florida
May 14, 2002

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                           December 31, 2001 and 2000
                                                                  2001                 2000
                                                             ------------         -------------
                              A S S E T S                          US$                   US$
                                                             ------------         -------------
Current Assets:
   Cash and cash equivalents                                        4,412                 1,776
   Other receivables, deposits and prepayments                     44,995                25,311
   Advances to related parties                                         -                  4,504
                                                             ------------         -------------
         Total Current Assets                                      49,407                31,591

Property, plant and equipment, net                                 54,944                73,314
                                                             ------------         -------------

                                                                  104,351               104,905
                                                             ============         =============

                            LIABILITIES AND
                       SHAREHOLDERS' DEFICIENCY

Current Liabilities:
   Other accounts payable and accrued expenses                    252,649                12,820
   Advances from related parties                                  817,983               507,487
   Advances from shareholder                                      176,729                    -
                                                             ------------         ------------

         Total Current Liabilities                              1,247,361               520,307
                                                             ------------         -------------
Shareholders' Deficiency:
   Preferred stock:
     7%  cumulative  convertible, par  value US $0.001;
     20,000,000  shares authorized; 10,035,800 shares
     issued and outstanding as of December 31, 2001               10,036                      -
   Common stock:
     US $0.001 par value; 100,000,000 shares authorized;
      98,468,000 shares issued and outstanding
      as of December 31, 2001                                      98,468                     -
   Common stock, US $1.00 par value, 50,000 shares
     authorized; 1,000 shares issued and outstanding
     as of December 31, 2000                                           -                  1,000
   Additional paid-in capital                                          -                    282
   Accumulated deficit                                         (1,251,514)             (416,684)
                                                             ------------         -------------

         Total Shareholders' Deficiency                        (1,143,010)             (415,402)
                                                             ------------         -------------

                                                                  104,351               104,905
                                                             ============         =============

The accompanying notes are an integral part of these consolidated financial statements.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)

                      Consolidated Statements of Operations

                     Years Ended December 31, 2001 and 2000





                                         Cumulative During
                                         Development Stage            2001              2001
                                         ----------------         ------------       ------------
                                                US$                    US$               US$
                                         ----------------         ------------       ------------
Income                                                 -                    -                  -

General and Administrative Expenses              (836,609)            (419,830)          (229,556)
                                         ----------------         ------------       ------------

Loss from Operations                             (836,609)            (419,830)          (229,556)

Other Income                                          108                   13                 90
                                         ----------------         ------------       ------------

Loss Before Income Taxes                         (836,501)            (419,817)          (229,466)

Income Taxes                                           -                    -                  -
                                         ----------------         ------------       -----------

Net Loss                                         (836,501)            (419,817)          (229,466)
                                         ================         ============       ============


Loss Per Common Share - Basic                                              .01
                                                                  ============









The accompanying notes are an integral part of these consolidated financial statements.

                            ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                                     (A Development Stage Company)

                         Consolidated Statements of Shareholders' Deficiency

                               Years Ended December 31, 2001 and 2000


                                             Preferred      Additional
                               Common Stock    Stock      Paid-In Capital      Accumulated Deficit      Total            Total
                            ---------------- ---------  ------------------   -----------------------  -----------     ------------
                                                                                                      Accumulated     Shareholders
                             Alpha   Tridon    Tridon    Alpha    Tridon        Alpha       Tridon      Deficit        Deficiency
                              US $    US $      US $      US $     US $          US $        US $         US $            US $
                            -------  ------- ---------  -------- ---------   ----------  -----------  -----------     -------------
Balance at December 31,
   2000                       1,000   79,795      53      282   12,416,102     (416,684) (13,269,287) (13,685,971)      (1,188,739)

Issuance of common stock in
 connection with:
   Issuance of common stock
     upon conversion of
     preferred stock             -       700     (17)      -       151,800           -            -            -           152,483
   Issuance of common stock
     in connection with
     payment of dividends
     on preferred stock          -     3,943      -        -        63,834           -            -            -            67,777
   Common stock issued in
     connection with
     repayment of loan
     from shareholder            -    14,030      -        -       535,258           -            -            -           549,288
   Effect of share exchange  (1,000)      -   10,000     (282) (13,166,994)          -    13,158,276   13,158,276               -

Net loss during the year         -        -       -        -            -      (419,817)    (304,002)    (723,819)        (723,819)
                            -------  ------- ---------  -------- ---------   ----------  -----------  -----------     -------------

Balance at December 31,
  2001                           -    98,468  10,036       -            -      (836,501)    (415,013)  (1,251,514)      (1,143,010)
                            =======  ======= =======  =======   =========    ==========  ===========  ===========     ============





The accompanying notes are an integral part of these consolidated financial statements.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                     Years Ended December 31, 2001 and 2000

                                                    Cumulative During
                                                    Development Stage         2001            2001
                                                    ----------------      ------------     ------------
                                                          US$                 US$             US$
                                                    ----------------      ------------     ------------
Cash Flows from Operating Activities:
   Net loss                                               (836,501)          (419,817)         (229,466)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation and amortization                          69,056             23,865            23,716
     Allowance for bad debts                                 2,777              2,777                 -
   Changes in operating assets and liabilities:
     Increase in other receivables,
      deposits and prepayments                             (31,927)            (6,616)           (1,143)
     Increase in other payables and
      accrued expenses                                     144,506            131,686             6,408
                                                    ----------------      ------------     ------------

Net Cash Used in Operating Activities                     (652,089)          (268,105)         (200,485)
                                                    ----------------      ------------     ------------

Cash Flows from Investing Activities:
   Acquisition of plant and equipment                     (120,749)            (2,244)          (13,559)
                                                    ----------------      ------------     ------------

Cash Flows from Financing Activities:
   Increase in advances from related parties             1,037,967            530,480           215,484
   Repayments to related parties                          (262,161)          (257,657)                -
   Issuance of common stock                                  1,282                 -                  -
                                                    ----------------      ------------     ------------

Net Cash Provided by Financing Activities                  777,088            272,823           215,484
                                                    ----------------      ------------     ------------

Net Increase in Cash                                         4,250              2,474             1,440

Cash and Cash Equivalents - Beginning                           -               1,776               336
                                                    ----------------      ------------     ------------

Cash and Cash Equivalents - Ending                           4,250              4,250             1,776
                                                    ===============      =============     ============



The accompanying notes are an integral part of these consolidated financial statements.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows, Continued

                     Years Ended December 31, 2001 and 2000


                                                    Cumulative During
                                                    Development Stage         2001            2001
                                                    ----------------      ------------     ------------
                                                          US$                 US$             US$
                                                    ----------------      ------------     ------------

Supplementary Disclosures of Cash
 Flow Information:

   Non-Cash Investing and Financing Activities:
     Issuance of common stock upon conversion
       of preferred stock                                                     152,483                 -
                                                                         =============     =============
     Issuance of common stock in connection
      with payment of dividends on preferred
      stock                                                                    67,777                 -
                                                                        =============     =============
     Common stock issued in connection with
      repayment of loan from shareholder                                      549,288                 -
                                                                        =============     =============




















The accompanying notes are an integral part of these consolidated financial statements.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                     Years Ended December 31, 2001 and 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Alpha Sky Investment Limited and its wholly-owned subsidiaries, Tridon Enterprises Incorporated, Accuhigh Investments Limited, Tidy Sum Investments Limited and Alpha Spacecom Company Limited (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

          ORGANIZATION AND BUSINESS - The Company has been in the development stage since formation (December 9, 1998) and primarily through the operations of Alpha Spacecom Company Limited, is engaged in the business of developing a KA band communication satellite system that will provide broadband telecommunications services to the People's Republic of China (the "PRC") and its neighboring Asia Pacific countries.

          Alpha Spacecom Company Limited has signed a memorandum of understanding with China Broadcasting Film Television Satellite Company ("CBSat"), a division of China's State Administration of Radio, Film and Television ("SARFT") to develop, construct, launch, maintain and operate KA band satellites for distribution of news, sports, entertainment and Satellite Pay Per View ("SPPV") services in the PRC. Alpha Spacecom Company Limited has also signed a memorandum of understanding with Lockheed Martin Commercial Space Systems ("LMCSS") whereby LMCSS will provide design, supply, installation and integration of the ground network and satellites, referred to as the Alphacom System.

          Alpha Sky Investment Limited ("Alpha") was incorporated on August 19, 1998 in the British Virgin Islands. It was incorporated with authorized share capital of 50,000 shares of common stock with a par value of US $1.00 per share. As of December 31, 2001 and 2000, 1,000 shares of common stock were issued and outstanding.

          Accuhigh Investments Limited ("Accuhigh"), a British Virgin Island Company, was incorporated on June 12, 2001. It was incorporated with authorized share capital of 50,000 shares of common stock with a par value of US $1.00 per share. As of December 31, 2001 and 2000, one share of common stock was issued and outstanding.

          Tidy Sum Investments Limited, a British Virgin Islands Company ("Tidy"), was incorporated on June 22, 2001 with authorized share capital of 50,000 shares of common stock; par value of US $1.00 per share. As of December 31, 2001 and 2000, one share of common stock was issued and outstanding.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Alpha Spacecom Company Limited ("ASC", the "operating company") was incorporated in Hong Kong on December 9, 1998, with authorized share capital of 10,000 shares of common stock with a par value of HK $1.00 per share. As of December 31, 2001 and 2000, one share of common stock was issued and outstanding.

          On July 10, 2001, Accuhigh acquired 100% of the shares of ASC accounted for under the purchase method without any resultant goodwill. In connection therewith, 1% of the outstanding common shares of ASC was held by Tidy Sum Investment Limited in trust for Accuhigh.

          CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand and deposits with banks with an original maturity of three months or less.

          PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost.

          Depreciation is calculated on a straight-line basis to write-off the cost of each asset over its estimated useful life, usually five years. Leasehold improvements are amortized over their respective lives or the life of the lease, whichever is shorter.

          TRANSLATION OF FOREIGN CURRENCIES - Monetary items denominated in foreign currencies are translated into Hong Kong Dollars at the rate of exchange in effect at the balance sheet date. Non-monetary items denominated in foreign currencies are translated into Hong Kong
          Dollars at the approximate rate of exchange in effect at the translation date. Any revenue or expense resulting from a transaction made in a foreign currency is translated into Hong Kong Dollars at the approximate rate of exchange in effect on the date of the transaction. Foreign exchange gains or losses resulting from the translation or settlement of a monetary item in a foreign currency are included as a separate component of shareholders' equity.

          Translation of amounts from HK$ into US$ for the convenience of the reader has been made at the Exchange Rate on December 31, 2001 and 2000 of US $1.00 equal to approximately HK $7.8. No representation is made that the HK$ amounts could have been, or could be, converted into United States dollars at that rate on December 31, 2001 and 2000, or at any other date.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          INCOME TAXES - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


          LOSS PER COMMON SHARE - BASIC - Loss per common share - basic ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. As of December 31, 2001, the diluted share base excludes incremental shares relating to convertible preferred stock since their effect was anti-dilutive. The weighted-average number of common shares outstanding for computing EPS was 85,264,073.

          USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          COMPREHENSIVE INCOME - The Company adopted SFAS No. 130, "Reporting Comprehensive Income", at inception. SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investment by owners and distributions to owners. Among other disclosures SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that is presented with the same prominence as other financial statements. The Company currently does not have any comprehensive income.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          RISK CONSIDERATION - As a majority of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with investments in equity securities of North American and Western European companies. The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past several years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

          The Company expects that in the future substantially all of its revenues will be denominated in Renminbi ("RMB"). A portion of such revenues will need to be converted into other currencies to meet foreign currency obligations such as payment of any dividends declared. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require PRC government approval. No assurance can be given that the operating subsidiaries within the Company will continue to be able to convert sufficient amounts of foreign currencies in the PRC's foreign exchange markets in the future for payment of dividends.

          RECENTLY ISSUED ACCOUNTING STANDARDS - In July 2001, The Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited after that date. SFAS No. 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach and requires intangible assets with finite lives to be amortized over their useful lives. Thus, amortization of goodwill and intangible assets with indefinite lives will cease upon adoption of the statement. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001. The Company does not expect that the adoption of SFAS No. 141 or SFAS No. 142 will have a significant immediate impact on the financial condition or results of operations of the Company, as the Company has no current planned business combinations after the effective date, nor does it have any goodwill or other intangible assets recorded as of December 31, 2001 and 2000.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

          In  August  2001,  the  FASB  issued  SFAS  No.  144,  Accounting  for
          Impairment or Disposal of Long-Lived Assets, which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. The Company is currently assessing the impact, if any, that SFAS No. 144 may have on its financial condition and results of operations.


NOTE 2 - GOING CONCERN

          The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and, additionally, the Company has used substantial amounts of working capital in its operations. Further, at December 31, 2001, current liabilities exceed current assets by $1,197,954, and total liabilities exceed total assets by $1,143,010.

          In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

          Management believes that it has the ability to improve its cash position through financing activities, including possible private or public offerings of stock. However, the uncertainty of a sustained financing and cash management program and continued losses from operations raise substantial doubt about the ability of the Company to continue as a going concern.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)

NOTE 3 - SHARE EXCHANGE

          Alpha Sky Investment Limited entered into a Share Exchange Agreement dated December 10, 2001 to effectuate an exchange of shares with Tridon Enterprises Incorporated ("Tridon") (the "Registrant"). Pursuant to the terms of the share exchange agreement, Tridon acquired from Alpha Sky Investment Limited all of its equity interest in Accuhigh Investments Limited and Tidy Sum Investments Limited in exchange for 10,000,000 shares of convertible preferred stock convertible into 900,000,000 shares of common stock of Tridon. The transaction resulted in Alpha obtaining a majority voting interest in Tridon, due to the conversion feature associated with the preferred stock, and Tridon was treated as the acquired entity. For accounting purposes, the transaction has been treated as an acquisition and recapitalization of Tridon, with Alpha acquiring approximately US $16,000 of assets and assuming approximately US $324,000 of liabilities. The historical financial statements prior to December 10, 2001 are those of Alpha.

          In connection with the share exchange, Xuedong Hu, Fung Sien and Wai Man Yu, officers of Alpha, were appointed as members of the board of directors. Brian Brick resigned from the position of Chief Executive Officer of Tridon. The directors then elected Xuedong Hu as the Chairman of the Board and Chief Executive Officer and appointed Mr. Brick as the Chief Operating Officer of the Company.

          Unaudited pro-forma results of operations, assuming the acquisition of Tridon occurred as of the beginning of 2000, can be summarized as follows:


                                                 2001                2000
                                             -------------       -----------
              Net Sales                      $          -        $         -
                                             =============       ===========

              Loss from Operations           $     702,355       $   264,014
                                             =============       ===========

              Net Loss                       $     723,819       $   276,197
                                             =============       ===========

              Loss Per Common Share - Basic  $         .01       $       .01
                                             =============       ===========

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)


NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment as of December 31, consist of the following:

                                                      2001            2000
                                                   -----------      ---------
                                                       US$             US$
                                                   -----------      ---------
              At cost:
                Leasehold improvements                  79,692         79,692
                Computer equipment                      22,031         22,031
                Office equipment                        16,305         14,856
                Furniture and fittings                  20,714          1,926
                                                   -----------      ---------

                                                       138,742        118,505

              Accumulated depreciation
               and amortization                         83,748         45,191
                                                   -----------      ---------

                                                        54,944         73,314
                                                   ===========      =========


          Depreciation expense as of December 31, 2001 and 2000 was $25,273 and $23,716, respectively.


NOTE 5 - INCOME TAXES

          The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

          Under the current laws of the British Virgin Islands (the "BVI"), dividends and capital gains arising from the Company's investments in the BVI are not subject to income taxes and no withholding tax is imposed on payments of dividends to the Company.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)

NOTE 5 - INCOME TAXES (Continued)

          Companies doing business and deriving income in Hong Kong are subject to Hong Kong profits tax at 16%. In the future, the Company's subsidiary, ASC, may be subject to income taxes arising from operations. Income tax rates in the PRC range from 27% to 33% (24% to 30% income tax and 3% local income tax).

          No income taxes have been provided for ASC as it has incurred losses since the date of inception.


NOTE 6 - RELATED PARTY TRANSACTIONS

          The balances with related parties as of December 31, are as follows:

                                                      2001            2000
                                                   -----------      ---------
                                                       US$             US$
                                                   -----------      ---------

              Advances to related parties:
                Related company                             -           4,504
                                                   ===========      ==========

              Advances from related parties:
                Directors of Alpha                     658,910        507,487
                Shareholder of Alpha                   119,673              -
                Vertex Marketing                        39,400              -
                                                   -----------      ---------

                                                       817,983        507,487
                                                   ===========      =========

              Advances from a shareholder
               of Tridon                               176,729              -
                                                   ===========      =========


          All balances with related parties are unsecured, interest free and repayable on demand, except for advances from a shareholder of Tridon which are unsecured and bear interest at 9.5%.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)


NOTE 7 - LEASE COMMITMENTS

          The Company leases land and buildings under various non-cancelable contracts that expire through 2002. Rental expenses for each of the years ended December 31, 2001 and 2000 were US $95,456 and US $67,338, respectively. Future total minimum lease payments are as follows:

                                                                US$
                                                          --------------

                2002                                              86,775
                                                          ==============



NOTE 8 - SUBSEQUENT EVENTS

          Subsequent to December 31, 2001, Tridon increased the total number of authorized shares of common stock from 100,000,000 to 2,000,000,000.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)

                           Consolidated Balance Sheets
                                   (Unaudited)

                              A S S E T S               March 31,   December 31,
                                                           2002        2001
                                                        ----------  ------------
                                                            US$        US$
                                                        ----------  ------------

Current Assets:
   Cash and cash equivalents                                 2,017        4,412
   Other receivables, deposits and prepayments              44,995       44,995
                                                        ----------   ----------

         Total Current Assets                               47,012       49,407
Property, plant and equipment, net                          48,907       54,944
                                                        ----------   ----------

                                                            95,919      104,351
                                                        ==========   ==========

                            LIABILITIES AND
                        SHAREHOLDERS' DEFICIENCY

Current Liabilities:
   Other accounts payable and accrued expenses             443,364      252,649
   Advances from third parties                              33,000         --
   Advances from related parties                           817,336      817,983
   Advances from shareholder                               176,729      176,729
                                                        ----------   ----------

         Total Current Liabilities                       1,470,429    1,247,361
                                                        ----------   ----------

Shareholders' Deficiency:
   Preferred stock:
     7% cumulative convertible, par value $0.001;
     20,000,000 shares authorized; 10,035,800 shares
      issued and outstanding as of March 31, 2002           10,036       10,036
   Common stock:
     $0.001 par value; 100,000,000 shares authorized;
      98,468,000 shares issued and outstanding
      as of March 31, 2002                                  98,468       98,468
   Accumulated deficit                                  (1,483,014)  (1,251,514)
                                                        ----------   ----------

         Total Shareholders' Deficiency                 (1,374,510)  (1,143,010)
                                                        ----------   ----------

                                                            95,919      104,351
                                                        ==========   ==========

The accompanying notes are an integral part of these consolidated financial statements.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)

                      Consolidated Statements of Operations
                                   (Unaudited)

                   Three Months Ended March 31, 2002 and 2001





                                     Cumulative During
                                     Development Stage    2002          2001
                                     ----------------- ----------    ----------
                                             US$           US$           US$
                                     ----------------- ----------    ----------

Income                                      --             --            --

General and Administrative Expenses     (1,068,112)      (231,505)      (63,351)
                                        ----------     ----------    ----------

Loss from Operations                    (1,068,112)      (231,505)      (63,351)

Other Income                                   111              5             5
                                        ----------     ----------    ----------

Loss Before Income Taxes                (1,068,001)      (231,500)      (63,346)

Income Taxes                                  --             --            --
                                        ----------     ----------    ----------

Net Loss                                (1,068,001)      (231,500)      (63,346)
                                        ==========     ==========    ==========


Loss Per Common Share - Basic                            (    .01)
                                                       ==========











The accompanying notes are an integral part of these consolidated financial statements.


                                             ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                                                     (A Development Stage Company)
                                          Consolidated Statements of Shareholders' Deficiency
                                                              (Unaudited)
                                              Three Months Ended March 31, 2002 and 2001


                                             Preferred      Additional
                               Common Stock    Stock      Paid-In Capital      Accumulated Deficit      Total          Total
                            ---------------- ---------  ------------------   -----------------------  -----------     ------------
                                                                                                      Accumulated     Shareholders
                             Alpha   Tridon    Tridon    Alpha    Tridon        Alpha       Tridon      Deficit        Deficiency
                              US $    US $      US $      US $     US $          US $        US $         US $            US $
                            -------  ------- ---------  -------- ---------   ----------  -----------  -----------     -------------
Balance at December 31,
   2000                       1,000   79,795      53      282   12,416,102     (416,684) (13,269,287) (13,685,971)      (1,188,739)

Issuance of common stock in
 connection with:
   Issuance of common stock
     upon conversion of
     preferred stock             -       700     (17)      -       151,800           -            -            -           152,483
   Issuance of common stock
     in connection with
     payment of dividends
     on preferred stock          -     3,943      -        -        63,834           -            -            -            67,777
   Common stock issued in
     connection with
     repayment of loan
     from shareholder            -    14,030      -        -       535,258           -            -            -           549,288
   Effect of share exchange  (1,000)      -   10,000     (282) (13,166,994)          -    13,158,276   13,158,276               -

Net loss during the year         -        -       -        -            -      (419,817)    (304,002)    (723,819)        (723,819)
                            -------  ------- ---------  -------- ---------   ----------  -----------  -----------     -------------

Balance at December 31,
  2001                           -    98,468  10,036       -            -      (836,501)    (415,013)  (1,251,514)      (1,143,010)
                            -------  ------- ---------  -------- ---------   ----------  -----------  -----------     -------------

Net loss during the period       -        -       -        -            -      (231,500)           -     (231,500)        (231,500)
                            -------  ------- ---------  -------- ---------   ----------  -----------  -----------     -------------

Balance at March  31,
  2002                           -    98,468  10,036       -          -      (1,068,001)    (415,013)  (1,483,014)      (1,374,510)
                            =======  ======= =======  =======   =========    ==========  ===========  ===========     ============



The accompanying notes are an integral part of these consolidated financial statements.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                   Three Months Ended March 31, 2002 and 2001

                                                   Cumulative During
                                                   Development Stage     2002         2001
                                                   ----------------- ----------    ----------
                                                         US$              US$          US$
                                                   ----------------- ----------    ----------
Cash Flows from Operating Activities:
   Net loss                                            (1,068,001)     (231,500)      (63,346)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation and amortization                         75,093         6,037         5,925
     Allowance for bad debts                                2,777          --            --
   Changes in operating assets and liabilities:
     Increase in other receivables,
      deposits and prepayments                            (31,765)         --            --
     Increase in other payables and
      accrued expenses                                    335,221       190,715          --
                                                       ----------    ----------    ----------

Net Cash Used in Operating Activities                    (686,675)      (34,748)      (57,421)
                                                       ----------    ----------    ----------

Cash Flows from Investing Activities:
   Acquisition of plant and equipment                    (120,749)         --            --
                                                       ----------    ----------    ----------

Cash Flows from Financing Activities:
   Increase in advances from related parties            1,046,679         8,712        58,161
   Decrease in advances to related parties               (271,520)       (9,359)         --
   Issuance of common stock                                 1,282          --            --
   Advances from third parties                             33,000        33,000          --
                                                       ----------    ----------    ----------

Net Cash Provided by Financing Activities                 809,441        32,353        58,161
                                                       ----------    ----------    ----------

Net Increase (decrease) in Cash
  and Cash Equivalents                                      2,017        (2,395)          740

Cash and Cash Equivalents - Beginning                        --           4,412         1,776
                                                       ----------    ----------    ----------

Cash and Cash Equivalents - Ending                          2,017         2,017         2,516
                                                       ==========    ==========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                   (Unaudited)
                   Three Months Ended March 31, 2002 and 2001

NOTE 1 - BASIS OF PRESENTATION

          The consolidated financial statements include the accounts of Alpha Sky Investment Limited and its wholly-owned subsidiaries, Tridon Enterprises Incorporated, Accuhigh Investments Limited, Tidy Sum Investments Limited and Alpha Spacecom Company Limited (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

          The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and the footnotes thereto contained in the Annual Report on Form 10-KSB for the year ended December 31, 2001 of Alpha Sky Investment Limited and Subsidiaries, as filed with the Securities and Exchange Commission. The summary December 31, 2001 balance sheet was derived from audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.

          In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results for interim periods are not necessarily indicative of results to be expected for the complete fiscal year.


NOTE 2 - ORGANIZATION AND BUSINESS

          The Company has been in the development stage since formation (December 9, 1998) and primarily through the operations of Alpha Spacecom Company Limited, is engaged in the business of developing a KA band communication satellite system that will provide broadband telecommunications services to the People's Republic of China (the "PRC") and its neighboring Asia Pacific countries.

          Alpha Spacecom Company Limited has signed a memorandum of understanding with China Broadcasting Film Television Satellite Company ("CBSat"), a division of China's State Administration of Radio, Film and Television ("SARFT") to develop, construct, launch, maintain and operate KA bank satellites for distribution of news, sports, entertainment and Satellite Pay Per View ("SPPV") services in the PRC. Alpha Spacecom Company Limited has also signed a memorandum of understanding with Lockheed Martin Commercial Space Systems ("LMCSS") whereby LMCSS will provide design, supply, installation and integration of the ground network and satellites, referred to as the Alphacom System.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)
                                   (Unaudited)

NOTE 2 - ORGANIZATION AND BUSINESS (CONTINUED)

          Alpha Sky Investment Limited ("Alpha") was incorporated on August 19, 1998 in the British Virgin Islands. It was incorporated with authorized share capital of 50,000 shares of common stock with a par value of $1.00 per share. As of March 31, 2002 and December 31, 2001, 1,000 shares of common stock were issued and outstanding.

          Accuhigh Investments Limited ("Accuhigh"), a British Virgin Island Company, was incorporated on June 12, 2001. It was incorporated with authorized share capital of 50,000 shares of common stock with a par value of $1.00 per share. As of March 31, 2002 and December 31, 2001, one share of common stock was issued and outstanding.

          Tidy Sum Investments Limited, a British Virgin Islands Company ("Tidy"), was incorporated on June 22, 2001 with authorized share capital of 50,000 shares of common stock; par value of $1.00 per share. As of March 31, 2002 and December 31, 2001, one share of common stock was issued and outstanding.

          Alpha Spacecom Company Limited ("ASC", the "operating company") was incorporated in Hong Kong on December 9, 1998, with authorized share capital of 10,000 shares of common stock with a par value of HK $1.00 per share. As of March 31, 2002 and December 31, 2001, one share of common stock was issued and outstanding.

          On July 10, 2001, Accuhigh acquired 100% of the shares of ASC accounted for under the purchase method without any resultant goodwill; 1% of the then outstanding common shares were held by Tidy Sum Investment Limited in trust for the Company.

          Risk  Consideration  - As a majority of the Company's  operations  are
          -------------------
          conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with investments in equity securities of North American and Western European companies. The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past several years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)
                                   (Unaudited)

NOTE 2 - ORGANIZATION AND BUSINESS (CONTINUED)

          The Company expects that in the future substantially all of its revenues will be denominated in Renminbi ("RMB"). A portion of such revenues will need to be converted into other currencies to meet foreign currency obligations such as payment of any dividends declared. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require PRC government approval. No assurance can be given that the operating subsidiaries within the Company will continue to be able to convert sufficient amounts of foreign currencies in the PRC's foreign exchange markets in the future for payment of dividends.


NOTE 3 - TRANSLATION OF FOREIGN CURRENCIES

          Monetary items denominated in foreign currencies are translated into Hong Kong Dollars at the rate of exchange in effect at the balance sheet date. Non-monetary items denominated in foreign currencies are translated into Hong Kong Dollars at the approximate rate of exchange in effect at the translation date. Any revenue or expense resulting from a transaction made in a foreign currency is translated into Hong Kong Dollars at the approximate rate of exchange in effect on the date of the transaction. Foreign exchange gains or losses resulting from the translation or settlement of a monetary item in a foreign currency are included as a separate component of shareholders' equity.

          Translation of amounts from HK$ into US$ for the convenience of the reader has been made at the Exchange Rate on March 31, 2002 and 2001 of US $1.00 equal to approximately HK $7.8. No representation is made that the HK$ amounts could have been, or could be, converted into United States dollars at that rate on March 31, 2002 and 2001, or at any other date.


NOTE 4 - LOSS PER COMMON SHARE - BASIC

          Loss per common share - basic ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. As of March 31, 2002, the diluted share base excludes incremental shares relating to convertible preferred stock since their effect was anti-dilutive. The weighted-average number of common shares outstanding for computing EPS was 98,468,000.

                  ALPHA SKY INVESTMENT LIMITED AND SUBSIDIARIES
                          (A Development Stage Company)
             Notes to Consolidated Financial Statements (Continued)
                                   (Unaudited)

NOTE 5 - GOING CONCERN

          The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and, additionally, the Company has used substantial amounts of working capital in its operations. Further, at March 31, 2002, current liabilities exceed current assets by $1,423,417, and total liabilities exceed total assets by $1,374,510.

          In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

          Management believes that it has the ability to improve its cash position through financing activities, including possible private or public offerings of stock. However, the uncertainty of a sustained financing and cash management program and continued losses from operations raise substantial doubt about the ability of the Company to continue as a going concern.


NOTE 6 - SHARE EXCHANGE

          Alpha Sky Investment Limited entered into a Share Exchange Agreement dated December 10, 2001 to effectuate an exchange of shares with Tridon Enterprises Incorporated ("Tridon") (the "Registrant"). Pursuant to the terms of the share exchange agreement, Tridon acquired from Alpha Sky Investment Limited all of its equity interest in Accuhigh Investments Limited and Tidy Sum Investments Limited in exchange for 10,000,000 shares of convertible preferred stock convertible into 900,000,000 shares of common stock of Tridon. The transaction resulted in Alpha obtaining a majority voting interest in Tridon, due to the conversion feature associated with the preferred stock, and Tridon was treated as the acquired entity. For accounting purposes, the acquisition has been treated as an acquisition and recapitalization of Tridon. The historical financial statements prior to December 10, 2001 are those of Alpha.

          In connection with the share exchange, Xuedong Hu, Fung Sien and Wai Man Yu, officers of Alpha, were appointed as members of the board of directors. Brian Brick resigned from the position of Chief Executive Officer of Tridon. The directors then elected Xuedong Hu as the Chairman of the Board and Chief Executive Officer and appointed M. Brick as the Chief Operating Officer of the Company.